BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C28794-1998
Barbara K. Cegavske	Filing Number 20211501022
Secretary of State State Of Nevada	Filed On 6/1/2021 10:07:00 AM
	Number of Pages 1

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Atlas Nanotech, Inc. Entity or Nevada Business Identification Number (NVID): C28794-1998
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: 02/24/2020
4. Description:	Description of inaccuracy or defect: The document previously changing the corp's name was not compliant when filed by former management (ie: the required FINRA approval was not obtained).
5. Correction:	Correction of inaccuracy or defect: Void filing and return the name of the company to: CoStas, Inc.
6. Signature: (Required)	X [signature] Signature 06/01/2021 Date

This form must be accompanied by appropriate fees.